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                                                                   EXHIBIT 10.11

                               W&T OFFSHORE, INC.

                        2004 DIRECTORS COMPENSATION PLAN

1.      PURPOSE OF THE PLAN.

        The purpose of the W&T Offshore, Inc. 2004 Directors Compensation Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of experience and ability, and to encourage the highest level of performance by providing Directors with a proprietary interest in the Company's financial success and growth.

2.      DEFINITIONS.

        2.1 "Award" means an award under the Plan, which may be an Option, a Restricted Stock Grant or a Stock Grant.

        2.2 "Board" means the Board of Directors of the Company.

        2.3 "Committee" means the Compensation Committee of the Board or a subcommittee thereof. The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (collectively, "Section 162(m)").

        2.4 "Common Stock" means the common stock, $.00001 par value per share, of the Company.

        2.5 "Company" or "W&T Offshore" means W&T Offshore, Inc., a Texas corporation.

        2.6 "Director" means a member of the Board who is not employed by the Company or any of its subsidiaries.

        2.7 "Fair Market Value" means (i) if the Common Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date, and if shares are not traded on such day, on the next preceding trading date, (ii) if the Common Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available, and
(iii) if the Common Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith.

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        2.8 "Option" means a stock option that does not satisfy the requirements of Section 422 of the Code to be an incentive stock option.

        2.9 "Participant" means each Director (as defined in Section 2.6).

        2.10 "Plan" means the W&T Offshore, Inc. 2004 Directors Compensation Plan as set forth herein and as amended, restated, supplemented or otherwise modified from time to time.

        2.11 "Restricted Stock Grant" shall mean an award of Common Stock of the Company granted from time to time in the sole discretion of the Committee subject to various restrictions, vesting schedules and such other conditions on ownership as the Committee shall determine.

        2.12 "Stock Grant" shall mean an award of Common Stock of the Company granted in full and unrestricted ownership from time to time in the sole discretion of the Committee.

3.      SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

        3.1 The Company may issue up to 100,000 shares of Common Stock, subject to the adjustment provisions of Section 6, in Awards granted hereunder. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

        3.2 To the extent any shares of Common Stock (i) subject to an Option are not issued because the Option is forfeited or cancelled or (ii) subject to a Restricted Stock Grant are redeemed, forfeited, cancelled, repurchased or otherwise retained by the Company, such shares shall again be available for grant pursuant to the Plan. If the exercise price of any Option granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

4.      ADMINISTRATION OF THE PLAN.

        4.1 The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind Plan rules and to make all other determinations necessary for the Plan's administration.

        4.2 All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.

        4.3 The Committee may grant Options or make Restricted Stock Grants or Stock Grants in its sole discretion.

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5.      TERMS AND CONDITIONS OF OPTIONS.

        5.1 Unless exercisability is accelerated as provided in Sections 5.4 or
7.2 hereof, any Options shall become exercisable beginning one year following the date of grant.

        5.2 Unless terminated earlier as provided in Section 5.5 or 7.3, the Options shall expire ten years following the date of grant.

        5.3 The exercise price of the Options granted to Directors shall be equal to the Fair Market Value, as defined herein, of a share of Common Stock on the date of grant.

        5.4 The Committee shall determine the vesting period for Options granted under this Plan and shall specify such vesting period in writing in making an award of an Option under this Plan. However, should the Committee award Options under this Plan without specifying a vesting period, then the vesting period shall be five years, with 20% of the Options to vest at the end of each calendar year following the award.

        5.5 If a Director ceases to serve on the Board for any reason, the Options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within two years from the date of termination of Board service. Subject to Section 5.4 hereof, Options that are not exercisable at the time of termination of Board service shall be forfeited.

        5.6 An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (a) cash; (b) check; (c) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (d) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the Option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee, provided that all such payments shall be made or denominated in United States dollars. In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a shareholder with respect to such Option.

        5.7 Except for adjustments pursuant to Section 6 or actions permitted to be taken by the Committee under Section 8.3 in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise price for any outstanding Option granted under this Plan may not be decreased after the date of grant and (b) an outstanding Option that has been granted under this Plan may not, as of any date that such Option has a per share exercise price that is less than the then current Fair Market Value of a share of Common Stock, be surrendered

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to the Company as consideration for the grant of a new Option with a lower exercise price or any payment of cash or Common Stock.

        5.8 Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Option from a Participant by mutual agreement before such option has been exercised by payment to the Participant of cash or Common Stock or a combination thereof with a value equal to the amount per share by which: (a) the Fair Market Value of the Common Stock subject to the Option on the business day immediately preceding the date of purchase exceeds (b) the exercise price.

6.      ADJUSTMENT PROVISIONS.

        In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Plan, and the number of shares subject to outstanding Options, shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any Option in order to provide Participants with the same relative rights before and after such adjustment.

7.      TERMS AND CONDITIONS OF RESTRICTED STOCK.

        The Committee may award Restricted Stock to a director. All shares of Restricted Stock granted shall be subject to a risk of forfeiture as determined by the Committee, and shall additionally be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

        7.1 Requirement of Employment. A grantee of Restricted Stock must remain on the Board during the restriction period in order to retain the shares of Restricted Stock. If the director leaves the Board prior to the end of the restriction period, the Restricted Stock award shall terminate and the shares of Stock shall be returned immediately to the Company. However, the Committee may, at the time of the grant, allow the restrictions to lapse with respect to a portion or portions of the Restricted Stock at different times during the restriction period.

        7.2 Restrictions on Transfer and Legend on Stock Certificates. During the restriction period, the director may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock except as expressly permitted in this Plan. Each certificate for shares of Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

        7.3 Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

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        7.4 Lapse of Restrictions. All restrictions imposed on the Restricted
Stock shall lapse upon the expiration of the restriction period if the conditions of the grant have been met. The director shall then be entitled to have the legend removed from the certificates.

        7.5 Dividends and Voting. Dividends declared on the Stock during the restriction period shall either be paid to the director. The director will be entitled to vote all shares of Restricted Stock during the restriction period.

8.      CHANGE OF CONTROL.

        8.1 "Change of Control Event" shall mean:

                (a) at least 35% of the capital stock of the Company ceases to the owned by the majority shareholder of the Company as of the date of adoption of this Plan, his wife, and/or their descendants by blood or adoption (collectively the "Majority Holders"); spouses or surviving spouses of members of the Majority Holders; trusts for the benefit of one or more members of the Majority Holders; entities controlled by one or more members of the Majority Holders or foundations established by the Majority Holders; or

                (b) any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

                (c) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 35% or more of either (A) the then-outstanding shares of Stock of the Company (the "Outstanding Company Stock"), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"). However, for purposes of this subsection (iii), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any corporation pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;

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                (d)     any sale of all or substantially all of the assets of
the Company; or

                (e)     the complete liquidation of the Company.

        8.2 Effect on Options. Upon the occurrence of a Change in Control Event, each outstanding Option shall vest in full and shall become immediately exercisable. Any agreement with respect to a Change in Control Event must provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an Affiliate thereof), if applicable. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Change in Control Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Change in Control Event, the consideration (whether cash, securities or other property) received as a result of the Change in Control Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Change in Control Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Change in Control Event is not solely Stock of the acquiring or succeeding corporation (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding corporation (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Change in Control Event. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Change in Control Event and will terminate immediately prior to the consummation of such Change in Control Event, except to the extent exercised by the Option holders before the consummation of such Change in Control Event. However, in the event of an Change in Control Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Change in Control Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Change in Control Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

        8.3 Effect on Restricted Stock . Upon the occurrence of a Change in Control Event, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.

9.      GENERAL PROVISIONS.

        9.1 Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director.

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        9.2 No shares of Common Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

        9.3 No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

        9.4 No Options or Restricted Stock Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by an optionee except:

                (a)     by will;

                (b)     by the laws of descent and distribution; or

                (c) if permitted by the Committee and so provided in the stock option agreement or an amendment thereto, (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members (as defined below), (iii) to a partnership in which the Participant and/or the Participant's Immediate Family Members, or entities in which the Participant and/or the Participant's Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the sole partners, (iv) to a limited liability company in which the Participant and/or the Participant's Immediate Family Members, or entities in which the Participant and/or the Participant's Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (v) to a trust for the benefit solely of the Participant and/or the Participant's Immediate Family Members. "Immediate Family Members" means the spouses and natural or adopted children or grandchildren of the Participants and their spouses.

        Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Restricted Stock Award or levy of attachment, or similar process upon an Option or Restricted Stock Award not specifically permitted herein, shall be null and void and without effect.

        9.5 Each Option shall be evidenced by a written stock option agreement or notice, including terms and conditions consistent with the Plan, as the Committee may determine. Each Restricted Stock Award shall be accompanied by a written agreement including terms, conditions and restrictions consistent with the Plan, as the Committee may determine.

        9.6 Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Option, require the recipient of the

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Award, as a condition to the receipt thereof or to the receipt of shares of
Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Award or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Award or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Award, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Award shall not be granted or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.     AMENDMENTS, DISCONTINUANCE OR TERMINATION OF THE PLAN.

        10.1 The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may:

                (a) without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, or (iv) amend Section 5.7 to permit repricing of Options; or

                b) materially impair, without the consent of the recipient, an Option previously granted or a Restricted Stock Grant previously made, except that the Company retains all rights under Section 8 hereof.

        10.2 The Plan shall automatically terminate at such time as no shares of Common Stock remain available for issuance through the Plan. No termination of the Plan will affect the terms of any outstanding Options or shares of Restricted Stock.

11.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock and the Company's Series A Preferred Stock.

        IN WITNESS WHEREOF, the undersigned Assistant Secretary of W&T Offshore, Inc. hereby certifies that the foregoing W&T Offshore 2004 Directors Compensation Plan was (i) approved by the Board in a Unanimous Consent of Directors dated as of April 26, 2004, and (ii) approved by the unanimous consent of the holders of all of the Company's outstanding shares of stock.

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Dated: April 26, 2004
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/s/ W. Reid Lea
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Name: W. Reid Lea
Title: Assistant Secretary

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